UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2011

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On February 23, 2011, the Xcel Energy Inc. (the “Company”) board of directors elected James J. (Joe) Sheppard to the board of directors, effective on March 1, 2011, for a term expiring at the Company’s 2011 annual meeting of shareholders or until his removal or resignation.

Mr. Sheppard previously served as interim senior vice president and chief nuclear officer for Southern California Edison from September through December 2010.  Prior to that, he was an independent consultant, and between 1993 and 2009, he held several senior positions with the South Texas Project nuclear power plant, including chairman, president and CEO of the STP Nuclear Operating Company, which operates the facility for its three owners. The board expects that Mr. Sheppard will be named to the Nuclear, Environmental and Safety Committee.  Mr. Sheppard will receive compensation for his board service consistent with the compensation received by the Company’s other non-employee directors, prorated from the commencement of his service on the board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.01	Press Release dated February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota Corporation)

By /s/ Cathy J. Hart
Cathy J. Hart
Vice President and Corporate Secretary

Date:  February 28, 2011

Exhibit Index

99.01	Press Release dated February 28, 2011.